EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated October 27, 2000 relating to the financial statements of Xentec Inc. for the period from inception (July 13, 1998) to December 31, 1998, which appears in inSilicon's Current Report on Form 8-K/A dated March 1, 2001.


/s/ GLENN GRAYDON WRIGHT LLP

Oakville, Ontario
February 28, 2000


                                       5